EXHIBIT 10.2
                               ------------


                         INDEMNIFICATION AGREEMENT

          This Indemnification Agreement is made this May 21, 1999, by and between Simpson Manufacturing Co., Inc., a Delaware corporation ("Company"), and _______________________________________ ("Indemnitee"),
with reference to the following facts:

          Competent and experienced persons may be reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through liability insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to the corporation. The current unavailability, inadequacy and cost of insurance and uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons.

          The Board of Directors of the Company has determined that it is in the interests of the Company's shareholders to attract and retain such persons and that the Company should act to assure such persons of appropriate and lawful protection in the future. Section 145 of the Delaware Corporation Law and the Certificate of Incorporation and Bylaws of the Company empower the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and section 145 expressly provides that the indemnification provided therein is not exclusive.

          The Company believes that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified. Indemnitee is willing to serve or continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein, the Company and Indemnitee hereby agree as follows:

          1.  Definitions.  For purposes of this Agreement:

              (a) "Board" means the Board of Directors of the Company (excluding any direct or indirect subsidiary or parent of the Company).

              (b) "Change of Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 1 of Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limiting the foregoing, a Change of Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as that term is used in sections 13(d) and 14(d) of the Act) becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty percent or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of twenty-four calendar months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then still in office who shall have been directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

              (c) Unless the context indicates otherwise, the term "Company" as used in this Agreement shall be deemed to include any direct or indirect subsidiary or parent of the Company.

              (d) "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

              (e) "Disinterested Director" means a member of the Board who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

              (f) "Effective Date" means the date in the first paragraph of this Agreement.

              (g) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

              (h) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years preceding commencement of a Proceeding giving rise to a claim for indemnification hereunder shall have been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to such Proceeding. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

              (i) "Proceeding" includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, whether or not initiated prior to the Effective Date, except a proceeding initiated by Indemnitee pursuant to section 11 of this Agreement to enforce Indemnitee's rights under this Agreement.

          2. Agreement to Serve. Indemnitee confirms that Indemnitee has agreed, in reliance on the covenants and agreements in this Agreement, to serve as a director, officer, employee, agent or fiduciary of the Company or at the request of the Company, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in any position with the Company.

          3. Indemnification -- General. The Company shall indemnify and defend, and advance Expenses to, Indemnitee as provided below in this Agreement and to the fullest extent permitted by applicable law in effect on the Effective Date hereof and to such greater extent as applicable law may thereafter from time to time permit.

          4. Third Party Actions. Indemnitee shall be entitled to the rights of indemnification provided in this section 4 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this section 4, the Company shall indemnify and defend Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.

          5. Derivative Actions. Indemnitee shall be entitled to the rights of indemnification provided in this section 5 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this section 5, the Company shall indemnify and defend Indemnitee against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided that, if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

          6. Indemnification for Expenses of Indemnitee. Notwithstanding any provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this section 6 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

          7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonable incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

          8. Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

          9. Indemnification Procedure.

              (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Chief Financial Officer of the Company (or to such other officer as may be designated by the Board) a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Such officer of the Company shall, promptly on receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

              (b) On written request by Indemnitee for indemnification pursuant to section 9(a), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change of Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the shareholders, in which case by the person or persons or in the manner provided in clause (ii) or (iii) of this section 9(b)) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or
(C) if directed by the Board, by the shareholders of the Company; or (iii) as provided in section 10(b) of this Agreement. If it is so determined that Indemnitee is entitled to indemnification, payment to or on behalf of Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity on reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons, or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

              (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to section 9(b), the Independent Counsel shall be selected as provided in this section 9(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in section 1, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel, unless and until a court shall have determined that such objection is without merit. If, within twenty days after submission by Indemnitee of a written request for indemnification pursuant to section 9(a), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under section 9(b). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to section 9(b), and the Company shall pay all reasonable fees and Expenses incident to the procedures of this section 9(c), regardless of the manner in which such Independent Counsel is selected or appointed. On the due commencement of any judicial proceeding or arbitration pursuant to section 11(a)(iii), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

          10. Presumptions and Effect of Certain Proceedings.

              (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee shall have submitted a request for indemnification in accordance with section 9(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

              (b) If the person, persons or entity empowered or selected under section 9 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided that such sixty-day period may be extended for a reasonable time, not to exceed an additional thirty days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating information relating thereto; and provided further that the foregoing provisions of this section 10(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to section 9(b)and if (A) within fifteen days after receipt by the Company of the request for such determination the Board shall have resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within seventy-five days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within fifteen days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to section 9(b).

              (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

          11. Remedies of Indemnitee.

              (a) Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee's entitlement to indemnification or advancement of expenses if (i) a determination is made pursuant to section 9 that Indemnitee is not entitled to indemnification under this Agreement,
(ii) advancement of Expenses is not timely made pursuant to section 8, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to section 9(b) and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to section 5 within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to section 9 or 10. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this section 11(a). The Company shall not oppose Indemnitee's right to seek any such adjudication.

              (b) If a determination shall have been made pursuant to
section 9 that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this section 11 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this section 11 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

              (c) If a determination shall have been made or deemed to have been made pursuant to section 9 or 10 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

              (d) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all provisions of this Agreement.

              (e) If Indemnitee, pursuant to this section 11, seeks a judicial adjudication to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in section 1) incurred by Indemnitee in such judicial adjudication, but only if Indemnitee prevails therein. If it is determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

          12. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

              (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or termination of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration or termination.

              (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

              (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

              (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee shall have otherwise received such payment under any insurance policy, contract, agreement or otherwise.

              (e) The Company may, to the maximum extent permitted by law, create a trust fund, grant a security interest or use other means
(including, without limitation, letters of credit, surety bonds and other similar arrangements) to ensure or secure the payment of such amounts as may become necessary to effect indemnification provided hereunder.

              13. Duration of Agreement. This Agreement shall continue until and terminate on the later of: (a) ten years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee shall have served at the request of the Company; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to section 11 relating thereto. This Agreement shall bind the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's heirs, executors and administrators.

          14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (b) to the maximum extent possible, the provisions of this Agreement shall be construed to give effect to the intent of the provision held invalid, illegal or unenforceable.

          15. Exceptions to Indemnification Rights. Except for a proceeding to enforce or determine rights under this Agreement, Indemnitee shall not be entitled to Indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by Indemnitee against the Company.

          16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

          17. Captions. The headings of the sections of this Agreement are for convenience of reference only and are not part of this Agreement.

          18. Amendment and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless in writing and signed by both parties. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.

          19. Notice by Indemnitee. Indemnitee agrees to notify the Company promptly in writing on being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

          20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and received when personally delivered, when transmitted by facsimile if transmission is confirmed, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Service, all charges or first class postage prepaid, properly addressed to Indemnitee, at the address set forth below Indemnitee's signature herein, or to the Company, at its principal place of business, Attention: Chief Financial Officer, or to such other address as may have been furnished hereunder by either party to the other.

          21. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supercedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties, written or oral, regarding the subject matter hereof; provided that nothing in this Agreement shall limit any right to indemnification that Indemnitee may have under the Certificate of Incorporation or the Bylaws of the Company.

          22. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware


          IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties hereto as of the date in the first paragraph of this Agreement.

"COMPANY"                                   "INDEMNITEE"

SIMPSON MANUFACTURING CO., INC.

By:  /s/Thomas J Fitzmyers                  By:  ** SEE ATTACHED SCHEDULE
     ----------------------------                ----------------------------
     Thomas J Fitzmyers
     President

Address:    4637 Chabot Drive, Suite 200    Address: *SEE ATTACHED SCHEDULE
            P.O. Box 10789
            Pleasanton, CA  94588-0789

Telephone:  925-460-9912                    Telephone:
Facsimile:  925-847-9114                    Facsimile



** The following schedule includes the names and addresses of each of the Indemnitees who entered into the Indemnity Agreement with the Simpson Manufacturing Co., Inc.


     INDEMNITEE                        ADDRESS
---------------------  ----------------------------------------

Earl F. Cheit          50 Lenox Road, Kensington, CA 94707
Thomas J Fitzmyers     2651 Finley Road, Pleasanton, CA 94566
Stephen B. Lamson      432 Matthew Court, Pleasanton, CA 94566
Peter N. Louras        4 Greenwood Court, Orinda, CA 94563
Sunne Wright McPeak    3476 Torlano Court, Pleasanton, CA 94566
Barclay Simpson        520 Miner Road, Orinda, CA 94563
Barry Lawson Williams  1737 Alhambra Lane, Oakland, CA 94611
